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                                                                      Exhibit 21

                             NORDSON CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT


                 The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant's consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.

Jurisdiction of
 Incorporation                          Name
- ---------------                         ----

INTERNATIONAL:
- --------------

Australia                               Nordson Australia Pty. Limited
Austria                                 Nordson GbmH
Belgium                                 Nordson Belgium N.V.
Brazil                                  Nordson do Brasil Industria e
                                          Comercio Ltda.
Canada                                  Nordson Canada, Limited
Czech Republic                          Nordson CS, spol.s.r.o.
Denmark                                 Nordson Danmark A/S
Finland                                 Nordson Finland Oy
France                                  Nordson France S.A.
Germany                                 Nordson Engineering GmbH
Germany                                 Nordson Deutschland GmbH (1)
Italy                                   Nordson Finishing S.r.l.
Italy                                   Nordson Italia SpA (2)
Japan                                   Nordson K.K.
Japan                                   Nordson Engineering K.K.
Korea                                   Nordson Sang San Limited (3)
Malaysia                                Nordson (Malaysia) Sdn. Bhd. (4)
Mexico                                  Nordson de Mexico, S.A. de C.V.
Netherlands                             Nordson Nederland B.V.
Norway                                  Nordson Norge A/S
Poland                                  Nordson Polska Sp.z.o.o.
Portugal                                Nordson Portugal Equipamento
                                          Industrial Lda.
Singapore                               Nordson S.E. Asia (Pte.) Limited
Spain                                   Nordson Iberica, S.A.
Sweden                                  Nordson Sverige AB
Switzerland                             Nordson (Schweiz) AG (5)
United Kingdom                          Nordson (U.K.) Limited
United States Virgin Islands            Nordson FSC, Inc.

DOMESTIC:
- --------

California                              Slautterback Corporation
California                              Mountaingate Engineering, Inc.
Connecticut                             Electrostatic Technology, Inc.
Ohio                                    Nordson Pacific, Inc.
Georgia                                 Meltex Corporation

(1)  Owned by Nordson Engineering GmbH and Nordson Corporation
(2)  Owned by Nordson Finishing S.r.l.
(3)  A 45%-owned joint venture accounted for on the equity method
(4)  A 65%-owned joint venture
(5)  Owned by Nordson Belgium S.A.